UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 22, 2008

MISTRAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-52028 (Commission File Number)	20-2745790 (IRS Employer Identification Number)

Kent Carasquero, Chief Executive Officer

809-4438 West 10th Avenue, Vancouver, British Columbia V6R 4R8, Canada

(Address of principal executive offices)

(604)725-4160
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Effective July 22, 2008, the board of directors of Trustcash Holdings, Inc. (the “Company”) accepted the resignation of John Xinos as chief executive officer and as a director of the Company.

(c)     Effective July 22, 2008, the board members of the Company appointed Kent Carasquero as the chief executive officer of the Company.

Mr. Carasquero has been the chief financial officer, principal accounting officer, and a director of the Company since March 28, 2007.

Since 2002, Mr. Carasquero has been the president of Tyee Capital Consultants, Inc., a private company involved in assisting publicly and privately held corporations in all major industry groups with structuring, marketing, investor communications, equity, and debt raising activities. Mr. Carasquero holds an Advanced BA in Economics from the University of Manitoba.

Mr. Carasquero has served as interim president and chief financial officer of Trustcash Holdings, Inc. since February 12, 2008. He has served as a director of Trustcash Holdings, Inc. since January 21, 2005. He served as Trustcash Holdings, Inc.’s sole executive officer from January 21, 2005 until June 30, 2007. Mr. Carasquero served as an officer and director of Intrepid Global 3D Imaging, Inc. from April of 2004 until September of 2004 (formerly “Delta Capital Technologies, Inc.”) and American Unity Investments, Inc. from February of 2004 until March of 2005 (formerly “Capital Hill Gold, Inc.”).

During the year ended December 31, 2007, the Company issued 750,000 shares of common stock (post-forward splits on May 2, 2007 1:6 and August 31, 2007 1:2.5) valued at $2,500 to Mr. Carasquero as an incentive to join the board of directors.

The Company has not entered into any employment agreements in connection with Mr. Carasquero’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAL VENTURES, INC.

/s/ Kent Carasquero
By: Kent Carasquero
Date: July 24, 2008